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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 dated May 1, 1998, of DVI, Inc. of our report dated July 31, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of DVI, Inc. for the year ended June 30, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Parisippany, New Jersey

May 1, 1998